MONAKER GROUP, INC. - 10-K

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-224309 on Form S-3 of Monaker Group, Inc., of our report dated June 13, 2018, relating to the consolidated financial statements of Monaker Group, Inc. and subsidiaries as of February 28, 2018, and the year then ended that appear in the Annual Report on Form 10-K of Monaker Group, Inc. for the year ended February 28, 2019.

/s/ LBB & Associates Ltd. LLP

Houston, Texas

June 13, 2019